Exhibit 99.1

2400 Xenium Lane North, Plymouth, MN 55441 • (763) 551-5000 • www.christopherandbanks.com

FOR:	Christopher & Banks Corporation

COMPANY CONTACT:	Rodney Carter
Executive Vice President,
Chief Financial Officer
(763) 551-5000

INVESTOR RELATIONS CONTACT:	Investor Relations:
Joe Teklits/Jean Fontana
ICR, Inc.
(203) 682-8200

CHRISTOPHER & BANKS CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2010 RESULTS

Minneapolis, MN, September 24, 2009 — Christopher & Banks Corporation (NYSE: CBK), a specialty women’s apparel chain, today announced results for the second quarter ended August 29, 2009.

Second Quarter Highlights

•                  Reports second quarter fiscal 2010 same store sales decline of 22%.

•                  Reports net loss per share from continuing operations of $0.06 on sales of $101.2 million.

•                  Realized SG&A cost reductions of $8.0 million.

•                  Ended the quarter with cash, cash equivalents and investments of $100 million, compared to $103 million at the end of second quarter fiscal 2009.

•                  Inventory, per store, at quarter-end down 24% from the prior year’s second quarter.

Second Quarter Results

Net sales were $101.2 million, as compared to $128.5 million for the second quarter of fiscal year 2009. Comparable store sales from continuing operations for the second quarter of fiscal 2010 decreased 22%. Merchandise, buying and occupancy expense was $66.2 million or 65.4% of sales this fiscal quarter, compared to $78.7 million or 61.3% of sales in last year’s

CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

second quarter. SG&A for the second quarter of fiscal 2010 totaled $32.2 million or 31.8% of net sales, as compared to $40.2 million or 31.3% of net sales in the second quarter of fiscal 2009, with approximately $8.0 million in SG&A savings realized in the second quarter. The net loss from continuing operations for the second quarter of fiscal 2010 was $2.1 million or $0.06 per share. This compares to net income from continuing operations of $2.0 million or $0.06 per diluted share in the second quarter of fiscal 2009. The net loss from discontinued operations for the second quarter of fiscal 2009 was $1.2 million or $0.03 per share.

Lorna Nagler, President and Chief Executive Officer, commented, “During the second quarter, we saw sequential improvement in our merchandise margin trend from the first quarter due to fewer markdowns. We also made considerable progress toward achieving our SG&A reduction goal and in improving our inventory levels. The same store sales decline of 22% was in line with our expectations given the planned lower level of clearance inventory and fewer receipts in June and July, coupled with a continuation of weak traffic trends.”

Ms. Nagler continued, “We continue to make significant progress on our key fiscal 2010 initiatives to position the Company for long-term sustained growth. Meanwhile, our balance sheet remains strong, providing us the flexibility to respond to any challenges or opportunities that may surface.”

Six Month Results

Total sales for the six months ended August 29, 2009 were $221.5 million compared to $283.8 million for the same six month period ended August 30, 2008. Same-store sales for the six months ended August 29, 2009 declined 23%. The net loss from continuing operations for the six months ended August 29, 2009 was $0.4 million or $0.01 per share compared to net income from continuing operations of $13.8 million or $0.39 per diluted share for the first six months of last fiscal year. The net loss from discontinued operations for the first six months of fiscal 2009 was $1.7 million or $0.05 per share.

The Company operated 811 stores as of August 29, 2009 as compared to 854 stores at August 30, 2008, 36 of which were Acorn stores.

CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

Outlook

The Company continues to plan conservatively for fiscal 2010, given the economic environment, and is only providing guidance on certain key financial metrics.

•                  The Company expects a decline in comparable store sales in the low-to-mid teens for the third quarter of fiscal 2010.

•                  For the third quarter, total gross margin is expected to improve by a couple hundred basis points.

•                  SG&A expenses will continue to decrease as compared to last year, reflecting the success of the Company’s cost reduction program. The Company’s current SG&A reduction goal is now $17 million to $18 million for the full fiscal year.

•                  Inventory will continue to be managed conservatively. Per store inventory, which excludes e-Commerce, is expected to be down mid-to-high teens on a percentage basis at the end of the third quarter, as compared to last year’s third quarter.

•                  Capital expenditures are expected to be $8 to $9 million for the full fiscal year, in line with the Company’s original plan.

•                  The Company currently expects to be cash flow positive for fiscal 2010.

Conference Call Information

The Company will discuss its second quarter results in a conference call scheduled for today, September 24, 2009, at 5:00 p.m. Eastern time. The conference call will be simultaneously broadcast live over the Internet at http://www.christopherandbanks.com. An online archive of the broadcast will be available within one hour of the completion of the call and will be accessible at http://www.christopherandbanks.com until October 1, 2009. In addition, an audio replay of the call will be available shortly after its conclusion and will be archived until October 1, 2009. This call may be accessed by dialing (888) 203-1112 and using passcode 7630084.

About Christopher & Banks

Christopher & Banks Corporation is a Minneapolis-based specialty retailer of women’s clothing. As of September 24, 2009, the Company operates 812 stores in 46 states consisting of

CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

543 Christopher & Banks stores, 268 stores in their plus size clothing division CJ Banks and one dual-concept store. The Company also operates the www.ChristopherandBanks.com and www.CJBanks.com e-Commerce websites.

Keywords:  Petites, Women’s Clothing, Plus Size Clothing, Christopher & Banks, CJ Banks.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “believe” and similar expressions and include statements (i) that the Company continues to make solid progress on its key fiscal 2010 initiatives which position the Company for long-term, sustained growth; (ii) that the Company’s balance sheet remains strong and provides it the flexibility to respond to any challenges or opportunities that may surface; (iii) that the Company expects a decline in comparable store sales in the low-to-mid teens; (iv) that for the third quarter, total gross margin is expected to improve by a couple hundred basis points; (v) that SG&A expenses will continue to decrease as compared to last year and that the Company’s SG&A reduction goal is now $17 to $18 million for fiscal 2010; (vi) that inventory will continue to be managed conservatively and per store inventory, which excludes e-Commerce, is expected to be down mid-to-high teens on a percentage basis at the end of the third quarter as compared to last year’s third quarter; (vii) that capital expenditures are expected to be $8 to $9 million for the full fiscal year; and (viii) that the Company currently expects to be cash flow positive for fiscal 2010. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (i) the inherent difficulty in forecasting consumer buying and retail traffic patterns which may be affected by factors beyond our control, such as a weakness in overall consumer demand; adverse weather, economic or political conditions; and shifts in consumer tastes or spending habits that result in reduced sales; (ii) lack of acceptance

CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

of the Company’s fashions, including its seasonal fashions; (iii) the ability of the Company’s infrastructure and systems to adequately support our operations; (iv) effectiveness of the Company’s brand awareness and marketing programs; (v) the possibility that, because of poor customer response to our merchandise, management may determine it is necessary to sell merchandise at lower than expected margins or at a loss; (vi) the failure to successfully implement the Company’s strategic plans; (vii) general economic conditions and uncertainty in the financial and credit markets could lead to a reduction in store traffic and in consumer spending on women’s apparel; (viii) fluctuations in the levels of the Company’s sales, expenses or earnings; and (ix) risks associated with the performance and operations of the Company’s Internet operations.

Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectations and speak only as of the date of this release. The Company does not assume any obligation to update or revise any forward-looking statement at any time for any reason.

Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Company’s website under “Investor Relations” and you are urged to carefully consider all such factors.

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CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE STATEMENT OF OPERATIONS

FOR THE QUARTERS AND SIX MONTHS ENDED

AUGUST 29, 2009 AND AUGUST 30, 2008

(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	August 29,	August 30,	August 29,	August 30,
	2009	2008	2009	2008

Net sales	$101,182	$128,451	$221,549	$283,846

Costs and expenses:
Merchandise, buying and occupancy	66,152	78,714	141,609	165,449
Selling, general and administrative	32,220	40,241	68,364	83,806
Depreciation and amortization	6,286	6,697	12,597	13,104
Total costs and expenses	104,658	125,652	222,570	262,359

Operating income (loss)	(3,476)	2,799	(1,021)	21,487

Interest and other income	(228)	(586)	(343)	(1,413)

Income (loss) from continuing operations before income taxes	(3,248)	3,385	(678)	22,900

Income tax provision (benefit)	(1,116)	1,347	(232)	9,114

Income (loss) from continuing operations	(2,132)	2,038	(446)	13,786

Loss on discontinued operations, net of tax	—	(1,202)	—	(1,678)

Net income (loss)	$(2,132)	$836	$(446)	$12,108

Basic earnings (loss) per share:
Continuing operations	$(0.06)	$0.06	$(0.01)	$0.39
Discontinued operations	—	(0.03)	—	(0.05)

Earnings (loss) per basic share	$(0.06)	$0.02	$(0.01)	$0.34

Basic shares outstanding	35,176	35,099	35,134	35,086

Diluted earnings (loss) per share:
Continuing operations	$(0.06)	$0.06	$(0.01)	$0.39
Discontinued operations	—	(0.03)	—	(0.05)

Earnings (loss) per diluted share	$(0.06)	$0.02	$(0.01)	$0.34

Diluted shares outstanding	35,176	35,122	35,134	35,112

Dividends per share	$0.06	$0.06	$0.12	$0.12

CHRISTOPHER & BANKS CORPORATION ANNOUNCES
SECOND QUARTER FISCAL 2010 RESULTS

CHRISTOPHER & BANKS CORPORATION

UNAUDITED COMPARATIVE BALANCE SHEET

(in thousands)

	August, 29	August, 30
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$83,384	$84,037
Short-term investments	16,400	—
Merchandise inventories	38,285	51,532
Other current assets	20,675	22,708
Total current assets	158,744	158,277

Property, equipment and improvements, net	109,751	131,772

Other assets:
Long-term investments	—	18,535
Other	6,923	6,681
Total other assets	6,923	25,216

Total assets	$275,418	$315,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,121	$11,290
Accrued liabilities	27,150	36,549
Other current liabilities	487	—
Total current liabilities	43,758	47,839

Other liabilities:
Deferred lease incentives	21,443	24,191
Other	13,838	15,330
Total other liabilities	35,281	39,521

Stockholders’ equity:
Common stock	458	453
Additional paid-in capital	112,606	111,511
Retained earnings	196,027	229,814
Common stock held in treasury	(112,712)	(112,859)
Accumulated other comprehensive income (loss)	—	(1,014)
Total stockholders’ equity	196,379	227,905

Total liabilities and stockholders’ equity	$275,418	$315,265